EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Secure Computing Corporation 1997 Non-Officer Stock Option Plan of our report dated March 1, 1996, relating to the financial statements of Enigma Logic, Inc. for the year ended December 31, 1995, included in the Annual Report of Form 10-K of Secure Computing Corporation for the fiscal year ended December 31, 1996.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

San Jose, California
September 11, 1997